EXHIBITS TO ITEM 77Q (e)
Kobren Insight Funds

(1)	Investment Advisory Agreement for Kobren Growth Fund
 and Delphi Value Fund is filed herein as Exhibit 77Q(e)(1).

(2) Investment Subadvisory Agreement for Delphi Value Fund
(3)  is filed herein as Exhibit 77Q(e)(2).

Exhibit 77Q (e)(1)

INVESTMENT ADVISORY AGREEMENT


AGREEMENT made as of this 2nd day of November, 2005 between Kobren Insight Funds, a Massachusetts business trust (the Trust), on behalf of its series (each, a Fund and collectively, the Funds), and Kobren Insight Management, Inc. (the Adviser), registered as an investment adviser under the Investment Advisers Act of 1940
(the Advisers Act).

WHEREAS, the Trust is registered as an open-end, management i nvestment company under the Investment Company Act of 1940
(the 1940 Act); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the Funds in the management of each Funds assets, and the Adviser is willing to furnish such services for the Trust on the terms hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this
Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event that the Trust establishes one or more series other than the Funds with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Trust in writing where upon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at the time.

2. Delivery of Documents. The Trust has furnished the Adviser with copies, properly certified or authenticated, of each of the following:

(a)The Trusts Declaration of Trust as filed with the Secretary of the Commonwealth of Massachusetts on September 13, 1996 (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the Declaration of Trust);

(b)The Trusts By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the By-Laws);

(c)Votes of the Trusts Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

(d)The Trusts Registration Statement on Form N-1A under the Securities
Act of 1933 (the 1933 Act), and under the 1940 Act, relating to shares of beneficial interest of the Trust (herein called the Shares) as filed with the Securities and Exchange Commission (the SEC) and all amendments thereto; and

(e)The most recent prospectus of the Trust relating to the Funds (such prospectus together with the related Statement of Additional Information, as presently in effect and all amendments and supplements thereto, are herein called the Prospectus).

The Trust will furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

3.Management. Subject to the supervision of the Trusts Board of Trustees, the Adviser will provide a continuous investment program for each Funds assets entrusted to it for portfolio management purposes, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to the Funds and will place the daily purchase or sale orders. The Adviser will provide the services rendered by it under this Agreement in accordance with each Funds investment objective, policies and restrictions as stated in the Prospectus and votes of the Trusts Board of Trustees. The Adviser agrees that it will supply the Trust and its
 Board of Trustees with reports and statistical data as requested with respect to the securities that each Fund may hold or contemplate purchasing.

4.Other Covenants.  The Adviser agrees that it:

(a)will comply with all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

(b)will use its best efforts to seek the best overall terms available in executing transactions for the Funds and soliciting brokers or dealers.
In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the brokers or dealers to execute a particular transaction, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934,
 as amended) provided to the Funds and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion.
 The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion;

(c)will provide certain executive personnel for the Trust as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Adviser unless otherwise mutually agreed upon;

(d)will, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Adviser or furnished to the Trust under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire. The Adviser will also provide such additional management and administrative Services as may be required in connection with the business affairs and operations of the Trust beyond those furnished by the Trusts administrator;

(e)will bear the cost of rendering the services to be performed by it under this Agreement, and shall provide the Trust with such office space, facilities, equipment, clerical help, and other personnel and services as the
 Trust shall reasonably require in the conduct of its business.

5.Services Not Exclusive. The advisory services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account.
The Trust recognizes that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by that Fund.

6.Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trusts request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Trust.

7.Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its investment advisory services under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for a Fund. Each Fund will bear certain other expenses incurred in its operation, including: organizational expenses; taxes, interest, brokerage costs and commissions; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, the distributor or administrator or any of their affiliates; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of the administrator, the custodian, any subcustodians, and transfer and dividend-paying agents; insurance premiums; auditing, pricing and legal expenses; costs of maintenance of the Trusts existence; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Trust; membership fees in trade associations; litigation, indemnification and other extraordinary or non-recurring expenses.

8.Compensation. For the services provided by the Adviser pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation an investment advisory fee, based upon the average daily net assets of each Fund, accrued daily and paid monthly as soon as practicable after the end of each month, at the annual rate set forth below. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. The Adviser may, from time to time, waive certain amounts payable hereunder or reimburse Fund expenses for such period or periods as the Adviser deems to be advisable.

Kobren Growth Fund	0.75%
Delphi Value Fund	1.00%


The fees payable by a Fund to the Adviser under this Agreement shall be paid into an interest-bearing escrow account at a bank or with the Funds custodian in the event that the holdings of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund have not voted to approve this Agreement (Fund Shareholder Approval) by the date of the closing of the acquisition of the Adviser by E*TRADE
FINANCIAL Corporation (the Acquisition).  If Fund Shareholder
Approval has subsequently been obtained by the date that is 150 days after the closing of the Acquisition, the fees paid by such Fund held in the escrow account (and interest thereon) shall be paid to the Adviser. If Fund Shareholder Approval has not been obtained by such date, this Agreement shall terminate and the fees paid by the relevant Fund into the escrow account (and interest thereon) shall be paid to such Fund; provided, however, that the Adviser shall be entitled to be paid out of the escrow account the lesser of (i) any costs incurred in performing its services during the period from and after the date of the closing of the Acquisition through the date that is 150 days after the closing of the Acquisition and (ii) the total amount in the escrow account (plus interest earned).

9.Reimbursement of the Fund. If in any fiscal year the aggregate expenses of a Fund (as defined under the securities regulations of any state having jurisdiction over the merits of the offering of Fund Shares) exceed the expense limitation of any such state, the Adviser will reimburse that Fund for such excess expenses. The obligation of the Adviser to reimburse a Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided,?however, that notwithstanding the foregoing, the Adviser shall reimburse that Fund for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the over the merits of the offering of Fund Shares so requires. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

10.Corporate Name.  The Trust acknowledges that it uses the name
KOBREN in connection with the Funds and the Trust by consent of the Adviser, which consent was given in reliance upon the provisions hereafter contained. The Trust agrees that if the Adviser should cease to be the investment adviser of the Funds, the Trust will, upon written demand of the Adviser, forthwith delete from the Fund s name and rom the Trusts name the word KOBREN or any approximation thereof. The Trust further agrees that the Adviser may permit other persons, partnerships (general or limited), associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by the
Adviser in the future, to use the word KOBREN or any approximation thereof as part of their names. As used in this section, KOBREN and Kobren Insight Management, Inc. and Adviser shall include any successor corporation, partnership, limited partnership, trust or person.

11.Limitation of Liability.  The Adviser shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligation and duties under this Agreement. The Trust and the Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust. No Fund shall be liable for the obligations incurred by any other Fund hereunder. The execution and delivery of this Agreement have been authorized by the Board of
Trustees and a majority of the holders of each Funds outstanding voting securities, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

12.Duration and Termination. This Agreement shall become effective with respect to a Fund as of the closing date of the Acquisition and, unless sooner terminated as provided herein, shall continue in effect until the second anniversary of the effective date of this Agreement; provided, however, that if Fund Shareholder Approval with respect to a Fund has not been obtained prior to the 150th day after the closing of the Acquisition, this Agreement shall terminate with respect to that Fund on the 150th day after the closing of the Acquisition. Thereafter, this Agreement shall be renewable as to any Fund for successive periods of one year each, provided such continuance is specifically approved annually:

(a)by the vote of a majority of those members of the Trusts Board of Trustees who are not interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and

(b)by the Trusts Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund; provided, however, that if the holders of any one Fund fail to approve the Agreement, the Adviser may continue to act as investment manager of the Fund(s) which did approve the Agreement, and may continue to act as investment manager for the Fund which did not approve the Agreement until new arrangements are made by such Fund.

Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, by the Trust
 (by vote of the Trusts Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund), or by the Adviser, in each case, on sixty days prior written notice. This Agreement will immediately terminate in the event of its assignment; provided, however, that if Fund
Shareholder Approval with respect to a Fund has not been obtained prior to the closing of the Acquisition, this Agreement may be terminated with respect to that Fund by any of the foregoing persons in the manner so provided on ten days prior written notice. (As used in this Agreement, the terms majority of the outstanding voting securities, interested persons and assignment shall have the same meanings as such terms have in the 1940 Act.)

13.Amendment of Agreement. This Agreement may be amended as to any Fund by mutual written consent, but the consent of the Trust must be approved (a) by vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required by the 1940 Act, by vote of a majority of the outstanding voting securities of that Fund. However, the provisions of this Section 13 shall not restrict or limit the Advisers ability to waive its fees or reimburse any Funds expenses in accordance with Section 8 of this Agreement.

14.Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of
Massachusetts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.


ATTEST:	KOBREN INSIGHT FUNDS


By: _/s/ Kevin Kiernan   By: _/s/ Eric Godes
Name:  Kevin Kiernan	Name: Eric Godes
	Title: C.C.O.		Title: V.P., Secretary



ATTEST:	KOBREN INSIGHT MANAGEMENT, INC.


By: _/s/ Kevin Kiernan  By: /s/ Eric M. Kobren
Name:  Kevin Kiernan  Name: Eric M. Kobren
	Title: C. C. O.		Title: President


Exhibit 77Q (e)(2)

Kobren Insight Management, Inc.
20 William Street, Suite 310
P.O. Box 9150
Wellesley Hills, Massachusetts 02181
November 2, 2005
Kobren Insight Funds, on behalf of
Delphi Value Fund
20 William Street, Suite 310
P.O. Box 9150
Wellesley Hills, Massachusetts 02481
Delphi Management, Inc.
50 Rowes Wharf
Boston, Massachusetts 02111
Subadvisory Agreement

Dear Sirs:

Kobren Insight Funds (the trust), of which Delphi Value Fund (the fund) is a series, has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The trusts shares of beneficial interest are currently divided into two series (including the fund), each series representing the entire undivided interest in a separate portfolio of assets.

The board of trustees of the trust (the trustees) has selected Kobren Insight Management, Inc. (the adviser) to provide overall investment advice and management for the fund, and to provide certain other services, under the terms and conditions provided in the investment advisory agreement, dated as of the date hereof, between the trust, on behalf of the fund, and the adviser (the investment advisory agreement).

The adviser and the trustees have selected Delphi Management, Inc. (the subadviser) to provide the adviser and the fund with the advice and services set forth below, and the subadviser is willing to provide such advice and services, subject to the review of the trustees and overall supervision of the adviser, under the terms and conditions hereinafter set forth. The subadviser hereby represents and warrants that it is registered as an investment adviser under the InvestmentAdvisers Act of 1940, as amended
 (the Advisers Act). Accordingly, the trust, on behalf of the fund, and the adviser agree with the subadviser as follows:

Delivery of Documents. The trust has furnished the subadviser with copies, properly certified or otherwise authenticated, of each of the following: agreement and declaration of trust of the trust, dated September 13, 1996, as amended to date (the declaration of trust);
by-laws of the trust as in effect on the date hereof;
votes taken at the board meeting whereby the trustees selected the subadviser as the investment subadviser to the fund and approved this subadvisory agreement (the agreement) and the votes taken at the shareholder meeting of the fund approving the investment subadvisory agreement;
votes taken at the board meeting whereby the trustees selecting the adviser as investment adviser to the fund and approving the investment advisory agreement and the votes taken at the shareholder of the fund approving the investment advisory agreement;
the advisers investment advisory agreement;
the funds prospectus and statement of additional information; and the trusts code of ethics.
The adviser will furnish the subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

Investment Services. The subadviser will use its best efforts to provide to the fund continuing and suitable investment advice with respect to investments, consistent with the investment policies, objectives and restrictions of the fund as set forth in the funds prospectus and statement of additional information. In the performance of the subadvisers duties hereunder, subject always to the provisions contained in the documents delivered to the subadviser pursuant to Section 1 above, as from time to time amended or supplemented, the subadviser will, at its own expense:
furnish the adviser and the fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the fund as set forth above, with respect to the purchase, holding and disposition of portfolio securities and other permitted investments;
furnish the adviser and the fund with advice in connection with policy decisions to be made by the board of trustees or any committee thereof about the funds investments and, as requested, furnish the fund with research, economic and statistical data in connection with the funds investments and investment policies; submit such reports relating to the valuation of the funds securities as the adviser may reasonably request; subject to prior consultation with the adviser, assist the fund in any negotiations relating to the funds investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors; consistent with the provisions of Section 7 of this agreement, place orders for the purchase, sale or exchange of portfolio securities for the funds account with brokers or dealers selected by the adviser or the subadviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the subadviser will seek to obtain best price and execution, except as otherwise provided in the prospectus and statement of additional information of the fund; from time to time or at any time requested by the adviser or the trustees, make reports to the adviser or the trustees, as requested, of the subadvisers performance of the foregoing services;
subject to the supervision of the adviser, maintain and preserve the records required by the Investment Company Act of 1940 (the 1940 Act) to be maintained by the subadviser (the subadviser agrees that such records are the property of the trust and copies will be surrendered to the trust promptly upon request therefor); give instructions to the custodian (including any sub-custodian) of the fund as to deliveries of securities to and from such custodian and payments of cash for the account of the fund, and advise the adviser on the same day such instructions are given;
cooperate generally with the fund and the adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including
Form N-l A, semi-and proxy materials furnished to holders of shares of the fund, filings with states and with United States agencies responsible for tax matters, and other reports and filings of like nature. In the performance of its duties hereunder, the subadviser is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the fund or trust in any way or otherwise be deemed to be an agent of the fund, the trust or of the adviser.

Expenses Paid by the Subadviser. The subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this agreement, the expenses of office rent, telephone, telecommunications and other facilities that it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder. Compensation of the Subadviser. The adviser will pay the subadviser, as compensation for services and expenses assumed hereunder, a monthly fee as set forth in Schedule A. Subadvisory fees for each month payable hereunder will be computed daily and paid promptly after the advisers actual receipt of advisory fees for that month. If this agreement is effective subsequent to the first day of the month, or if this agreement is terminated, the fee provided in this section will be computed on the basis of the number of days in the month for which this agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The subadviser understands and agrees that neither the trust nor the fund has any liability for the subadvisers fee hereunder. Calculations of the subadvisers fee will be based on average net asset values as provided by the adviser.
The fees payable to the subadviser by the adviser under this agreement shall, upon receipt by the adviser of its fees under the investment advisory agreement with respect to the fund, be paid by the adviser into an interest-bearing escrow account with a bank or the Funds custodian in the event that the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the fund have not voted to approve this agreement (fund shareholder approval)
 by the date of the closing of the acquisition of the adviser by E*TRADE FINANCIAL Corporation (the acquisition). If fund shareholder approval has subsequently been obtained by the date that is 150 days after the closing of the acquisition, the fees paid by the adviser into the escrow account (and interest thereon) shall be paid to the subadviser. If fund shareholder approval has not been obtained by such date, this agreement shall terminate and the adviser shall have no responsibility to pay the fees held in the escrow account
 (and interest thereon) to the subadviser; provided, however, that the subadviser shall be entitled to be paid out of the escrow account the lesser of (i) any costs incurred in performing its services during the period from and after the date of the closing of the acquisition through the date that is 150 days after the closing of the Acquisition and (ii) the total amount in the escrow account (plus interest earned).
Other Activities of the Subadviser and Its Affiliates. Nothing herein contained will prevent the subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the fund. It is specifically understood that officers, directors and employees of the subadviser and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the subadviser or of its affiliates.
Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the fund, neither the subadviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The subadviser will not knowingly recommend that the fund purchase, sell or retain securities of any issuer in which the subadviser has a financial interest without obtaining prior approval of the adviser prior to the execution of any such transaction. Access persons
 (as defined in Rule 17j-l under the 1940 Act) of the subadviser will provide personal trading reports to a designated representative of the adviser in accordance with the trusts code of ethics.
No Partnership or Joint Venture. The trust, the fund, the adviser and the subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them. Limitation of Liability of the Subadviser. The subadviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the trust, the fund or the adviser in connection with the matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the subadvisers part in the performance of its duties or from reckless disregard by it of its obligations and duties under this agreement.
Duration and Termination of this Agreement. This agreement become effective as of the closing date of the acquisition and, unless sooner terminated as provided herein, shall continue in effect until the second anniversary of the effective date of this agreement; provided, however, that if fund shareholder approval has not been obtained prior to the 150th day after the closing of the acquisition, this agreement shall terminate on the 150th day after the closing of the acquisition. Thereafter, this agreement shall be renewable from year to year, but only so long as such continuance is specifically approved at least annually by (a) a majority of the trustees who are not interested persons of the adviser, of the subadviser or (other than as board members) of the trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the trustees or (ii) a majority of the outstanding voting securities of the fund.

This agreement may, on 60 days written notice, be terminated at any time without the payment of any penalty by the fund by vote of a majority of the outstanding voting securities of the fund or by the board of trustees, by the adviser or the subadviser. Termination of this agreement with respect to the fund will not be deemed to terminate or otherwise invalidate any provisions of any contract between you and any other series of the trust. This agreement will automatically terminate in the event of its assignment or upon the termination of the advisers investment advisory agreement; provided, however, that if fund shareholder approval has not been obtained prior to the closing of the acquisition, this agreement may be terminated by any of the foregoing persons in the manner so provided on ten days prior written notice. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (including the definitions of assignment, interested person and voting security), will be applied. Amendment of this Agreement. No provision of this agreement may be changed
or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No amendment, transfer, assignment, sale, hypothecation or pledge of this agreement will be effective until approved by (a) the trustees, including a majority of the trustees who are not interested persons of the adviser, the subadviser or (other than as board members) the trust, cast in person at a meeting called for the purpose of voting on such approval, and
(b) a majority of the outstanding voting securities of the fund, as defined in the 1940 Act.
Miscellaneous.
The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
The name Kobren Insight Funds (formerly Insight Premier Funds) is the designation of the trustees under the declaration of trust, dated September?13,1996, as amended, and the declaration of trust and amendments thereto have been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the trust and the fund are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the trust or the fund, but only the funds property will be bound. The fund will not be liable for the obligations of any other series of the trust. Nothing herein contained will limit or restrict the subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The trust and fund acknowledge that the subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the fund. The subadviser will have no obligation to acquire for the fund a position in any investment which the subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the subadviser, it is not feasible or desirable to acquire a position in such investment for the fund. Nothing herein will prevent the subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

Any information supplied by the subadviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is confidential and may be used only by the fund and/or its agents, and only in connection with the fund and its investments. Governing Law. The substantive law of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act shall govern this agreement.

Yours very truly,
Kobren Insight Management, Inc.
By: /s/ Eric M. Kobren
Its:   President
The foregoing agreement is hereby
agreed to as of the date thereof.
Kobren Insight Funds
on behalf of Delphi Value Fund
By:/s/ Eric Godes
Its: VP, Secretary
Delphi Management, Inc.
By:/s/ Scott Black
Its:President

SCHEDULE A


Annual Fee Rate as a Percentage of Average Daily Net Asset Value:
Delphi Value Fund ? 0.50%

The average net asset value for the month will be based on the net asset value used in determining the price at which fund shares are sold, repurchased or redeemed on each day of the month. If this agreement becomes effective as to a fund after the first day of a month, or terminates before the last day of a month, your compensation for such fraction of the month will be determined by applying the foregoing percentages to the average daily net asset value of the fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.